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                                                                      EXHIBIT 99

                              [TANDY BRANDS LOGO]

TANDY BRANDS ACCESSORIES, INC.             LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                             Harriet C. Fried
President/Chief Executive Officer          Assistant Vice President
(817) 548-0090                             (212) 838-3777
britt_jenkins@tandybrands.com              hfried@lhai.com or www.lhai.com


         TANDY BRANDS ACCESSORIES' SECOND QUARTER SALES AND EARNINGS PER
                                SHARE INCREASE 9%

ARLINGTON, TX, JANUARY 21, 2003 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced financial results for the second quarter ended December 31, 2002. For the second quarter of fiscal 2003, net sales increased to $66.2 million from $60.6 million for the same period in fiscal 2002. Net income for the second quarter of fiscal 2003 increased to $3.6 million, or $0.60 per diluted share, from net income of $3.2 million, or $0.55 per diluted share, for the same period last year.

For the six months ended December 31, 2002, net sales totaled $126.3 million, as compared to net sales of $114.7 million for the same period in the prior year. Net income for the six months totaled $5.4 million, or $0.91 per diluted share, compared to net income of $5.4 million, or $0.93 per diluted share for the comparable six-month period in fiscal 2002. Net income results for the six months of fiscal 2003 included a non-cash charge, net of income taxes, related to the cumulative effect of the accounting change for the adoption of Statement of Financial Accounting Standards No.142 ("SFAS No. 142"), totaling $(581,000), or $(0.10) loss per diluted share.

J.S.B. Jenkins, president and chief executive officer, commented, "The second quarter was an excellent quarter for Tandy Brands Accessories in all respects. We achieved the upper end of our earnings per share guidance for the quarter, while many comparable sector companies had to adjust their outlook downwards due to the difficult retail economy. Both our men's and women's businesses reported sales and profit increases for the quarter. Women's accessories performed especially well, shipping a record amount of merchandise in the quarter."

"Sales increases in women's small leather goods and mass merchant accessories were major contributors to our strong performance for the second quarter. We were successful in increasing sales in both our department store and mass merchant distribution channels while achieving a slight increase in consolidated gross margin compared to the prior year. Based on this performance, we believe we have a very solid base on which to continue to build additional earnings for our shareholders."

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' second quarter results in a conference call to be held today, Tuesday, January 21, at 10:00 a.m. ET. The dial-in number for the call is 888-747-3493. For those who are unable to


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listen to the live broadcast, an audio replay of the call will be available through Tuesday, January 28, and can be accessed by dialing 703 925-2533 or 888 266-2081, passcode #6371415. A live webcast of the conference call will also be broadcast on www.vcall.com.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, sporting goods, and cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                               (TABLES TO FOLLOW)


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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                      Three Months Ended               Six Months Ended
                                                         December 31,                   December 31,
                                                     2002            2001            2002            2001
                                                  ----------      ----------      ----------      ----------
Net sales                                         $   66,222      $   60,607      $  126,250      $  114,713
Cost of goods sold                                    42,993          39,391          82,236          74,464
                                                  ----------      ----------      ----------      ----------
     Gross margin                                     23,229          21,216          44,014          40,249
                                                  ----------      ----------      ----------      ----------

Selling, general and administrative expenses          15,512          13,803          30,638          27,113
Depreciation and amortization                          1,078           1,335           2,158           2,722
                                                  ----------      ----------      ----------      ----------
     Total operating expenses                         16,590          15,138          32,796          29,835
                                                  ----------      ----------      ----------      ----------

Operating income                                       6,639           6,078          11,218          10,414

Interest expense
                                                        (749)           (857)         (1,407)         (1,635)
Royalty, interest and other income                        45               3              46              12
                                                  ----------      ----------      ----------      ----------

Income before provision for income taxes and
      cumulative effect of  accounting change          5,935           5,224           9,857           8,791
Provision for income taxes                             2,308           2,033           3,835           3,418
                                                  ----------      ----------      ----------      ----------

Net income before cumulative effect of
      accounting change                                3,627           3,191           6,022           5,373

Cumulative effect of accounting change for
     SFAS No. 142, net of income taxes                    --              --            (581)             --
                                                  ----------      ----------      ----------      ----------

Net income                                        $    3,627      $    3,191      $    5,441      $    5,373
                                                  ==========      ==========      ==========      ==========

Earnings per common share:
     Before accounting change                     $     0.61      $     0.55      $     1.02      $     0.94
     Cumulative effect of accounting change             0.00            0.00           (0.10)           0.00
                                                  ----------      ----------      ----------      ----------
                                                  $     0.61      $     0.55      $     0.92      $     0.94
                                                  ==========      ==========      ==========      ==========

Earnings per common share-assuming dilution:
     Before accounting change                     $     0.60      $     0.55      $     1.01      $     0.93
     Cumulative effect of accounting change             0.00            0.00           (0.10)           0.00
                                                  ----------      ----------      ----------      ----------
                                                  $     0.60      $     0.55      $     0.91      $     0.93
                                                  ==========      ==========      ==========      ==========


Common shares outstanding                              5,929           5,763           5,908           5,740
                                                  ==========      ==========      ==========      ==========

Common shares outstanding shares-assuming
     dilution                                          6,019           5,794           5,995           5,760
                                                  ==========      ==========      ==========      ==========


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                         TANDY BRANDS ACCESSORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                            December 31,       June 30,
                                                                2002             2002
                                                            ------------      ----------
                                                             (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                              $      2,428      $    6,506
     Accounts receivable, net                                     44,161          33,699
     Inventories                                                  56,235          52,818
     Other current assets                                          5,058           4,806
                                                            ------------      ----------
          Total current assets                                   107,882          97,829
                                                            ------------      ----------

Property, plant and equipment, at cost:
     Property and equipment, at cost                              30,550          29,441
     Accumulated depreciation                                    (15,777)        (14,373)
                                                            ------------      ----------
          Net property, plant and equipment                       14,773          15,068
                                                            ------------      ----------

Goodwill, net of accumulated amortization                         11,480          12,467
Other noncurrent assets                                            7,536           8,073
                                                            ------------      ----------

          TOTAL ASSETS                                      $    141,671      $  133,437
                                                            ============      ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $      9,409      $   12,755
     Accrued expenses                                              8,830           6,857
                                                            ------------      ----------
          Total current liabilities                               18,239          19,612
                                                            ------------      ----------

     Notes payable                                                33,376          30,000
     Other noncurrent liabilities                                  3,541           3,161
                                                            ------------      ----------

          Total liabilities                                       55,156          52,773
                                                            ------------      ----------

Stockholders' equity:
     Common stock                                                  5,926           5,899
     Additional paid-in capital                                   23,020          22,690
     Cumulative other comprehensive income                        (2,165)         (1,706)
     Retained earnings                                            59,734          54,293
     Treasury stock, at cost                                           0            (512)
                                                            ------------      ----------

          Total stockholders' equity                              86,515          80,664
                                                            ------------      ----------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          $    141,671      $  133,437
                                                            ============      ==========